Filed under Rule 424(b)(3), Registration Statement No. 333-123535-01
Pricing Supplement No. 162 — Dated Monday, March 06, 2006 (To: Prospectus Dated April 29, 2005 and Prospectus Supplement Dated April 29, 2005)

CUSIP		Gross	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Resale Price	Concession	Type	Rate	Frequency	Date	Date	Amount	Option

2338E8A25	100.000%	0.400%	FIXED	5.300%	QUARTERLY	03/15/2008	06/15/2006	$12.07	YES

Redemption Information: The Notes cannot be redeemed prior to maturity, except for certain reasons of taxation.

Note: ***2 week offering period, subject to market conditions.***

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, A Division of National Financial Services LLC, Merrill Lynch & Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities, LLC

CUSIP		Gross	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Resale Price	Concession	Type	Rate	Frequency	Date	Date	Amount	Option

2338E8A33	100.000%	0.625%	FIXED	5.400%	SEMI-ANNUAL	03/15/2009	09/15/2006	$25.80	YES

Redemption Information: The Notes cannot be redeemed prior to maturity, except for certain reasons of taxation.

Note: ***2 week offering period, subject to market conditions.***

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, A Division of National Financial Services LLC, Merrill Lynch & Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities, LLC

CUSIP		Gross	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Resale Price	Concession	Type	Rate	Frequency	Date	Date	Amount	Option

2338E8A41	100.000%	1.000%	FIXED	5.500%	MONTHLY	03/15/2011	04/15/2006	$3.36	YES

Redemption Information: The Notes cannot be redeemed prior to maturity, except for certain reasons of taxation.

Note: ***2 week offering period, subject to market conditions.***

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, A Division of National Financial Services LLC, Merrill Lynch & Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities, LLC

DaimlerChrysler North America Holding Corporation
$5,000,000,000.00
DaimlerChrysler North America Holding Corporation InterNotes®

Offering Dates: Monday, March 06, 2006 through Monday, March 20, 2006
Trade Date: Monday, March 20, 2006 @ 12:00 PM ET
Settle Date: Thursday, March 23, 2006
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC Number 0235 via RBC Dain Rauscher Inc.

The Agents and the dealers may sell the Notes to certain dealers at a discount not in excess of the commission received by them.

§ If the maturity date or an interest payment date for any note is not a business day (as that term is defined in the prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is a registered trademark of Incapital Holdings LLC. All Rights Reserved.